Exhibit 99

Isolagen Announces Intention to File Shelf Registration Statement

EXTON, Pa., Jan. 9 /PRNewswire-FirstCall/ — Isolagen, Inc. (Amex: ILE - News) announced today that it intends to file a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission after the filing of its Annual Report on Form 10-K for the Fiscal Year ended December 31, 2006. The Annual Report is expected to be filed on or before March 16, 2007.

If and when declared effective by the SEC, the shelf registration would allow Isolagen the flexibility to offer and sell from time to time up to $50 million of common stock, preferred stock, debt securities, warrants or any combination of the foregoing in one or more future public offerings. The actual amount and type of securities, or combination of securities, and the terms of those securities, will be determined at the time of sale, if such sale occurs. When a particular series of securities is offered, a prospectus supplement relating to that offering will set forth Isolagen’s intended use of the net proceeds received from the sale of those securities.

It is expected that the proceeds from the offering would be used for working capital and general corporate purposes.

The securities may not be sold nor may offers to buy be accepted before the time the registration statement becomes effective, nor may sales be effected in the absence of a definitive prospectus and a prospectus supplement setting forth the terms and conditions of any specific offering of securities.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to any registration or qualification under the securities laws of such jurisdiction. At the time any securities covered by the registration statement are offered for sale, a prospectus supplement will be provided containing specific information about the terms of any such offering.

About Isolagen, Inc.

Isolagen specializes in the development and commercialization of autologous cellular therapies for soft and hard tissue regeneration. The company’s product candidates are based on its proprietary Isolagen Process. Autologous cellular therapy is the process whereby a patient’s own cells are extracted, allowed to multiply and then injected into the patient. Isolagen’s product candidates are designed to be minimally invasive and non-surgical. For additional information, please visit: http://www.isolagen.com.

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as updated in “Item 1A. Risk Factors” in the Company’s Quarterly Reports on Form 10-Q. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as well as other public filings with the SEC since such date.